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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE             LODGENET ENTERTAINMENT
                                  Ann Parker
                                  (605) 330-1330


                    LODGENET TO ISSUE $125 MILLION OF SENIOR NOTES
                   AND ENTER INTO $100 MILLION BANK CREDIT FACILITY

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    SIOUX FALLS, SD (December 3, 1996) - LodgeNet Entertainment Corporation
(Nasdaq:LNET) today announced that it will offer $125 million in Senior Notes due 2006 (the "Notes") to qualified institutional investors in a private placement pursuant to Rule 144A under the Securities Act of 1933. Concurrently with the sale of the Notes the Company will enter into a new secured bank credit facility (the "New Credit Facility") providing for up to $100 million in revolving advances. Proceeds from the Notes and the New Credit Facility will be used to finance the expansion of the Company's business of providing video on-demand, network based video games, cable television programming and other interactive entertainment and information services to the lodging and multi-family residential markets utilizing its proprietary broadband local-area network ("B-LAN-TM-") system architecture.

    The Notes will not be registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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